UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 3, 2017

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 3, 2017, The Joint Corp. (the “Company”) entered into a Credit and Security Agreement (the “Credit Agreement”) with Tower 7 Partnership LLC, an Ohio limited liability company (“Lender”), and signed a revolving credit note payable to Lender (the “Revolving Credit Note”).

Under the Credit Agreement, the Company is able to borrow up to an aggregate of $5,000,000 under revolving loans. Interest on the unpaid outstanding principal amount of any revolving loans is at a rate equal to 10% per annum, provided, however, that the minimum amount of interest paid in the aggregate on all revolving loans granted over the term of the Credit Agreement is $200,000. Interest is due and payable on the last day of each fiscal quarter in an amount determined by the Company, but not less than $25,000. Any amount of interest due and payable at the end of each fiscal quarter that is not paid in full at that time will be added to the outstanding principal amount of the revolving loans.

The Credit Agreement contains customary events of default, including a failure to pay any principal, interest or other amounts when due, a violation of certain affirmative covenants or any of the negative covenants (which covenants include limitations on borrowing, payment of dividends, the creation of liens and holding of investments and prohibitions on mergers, acquisitions and disposal of substantially all assets), a breach of the Company’s representations and warranties, and a change of control. Upon the occurrence of an event of default, payment of the Company’s indebtedness may be accelerated, and the lending commitments under the credit agreement may be terminated.

Under the Credit Agreement, the Company granted a security interest to the Lender in the following assets, now owned or later acquired, of the Company: accounts, chattel paper, deposit accounts, documents, equipment, fixtures, general intangibles, instruments, inventory, investment property, letters of credit and letter of credit rights, receivables, supporting obligations, commercial tort claims, all tangible and intangible property, and the proceeds and products of each of the foregoing.

Lender’s lending commitments under the Credit Agreement terminate in December 2019, unless sooner terminated in accordance with the provisions of the Credit Agreement.

The Company intends to use the credit facility for general working capital needs. The Company shortly will draw down $1,000,000 of the $5,000,000 available under the Credit Agreement.

The foregoing descriptions of the Credit Agreement and Revolving Credit Note do not purport to be complete and are qualified in their entirety by reference to the full texts of the Credit Agreement and Revolving Credit Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Compensatory Arrangements of Certain Officers

On January 3, 2017, the Company entered into an amended and restated employment agreement (the “restated agreement”) with Peter D. Holt. The restated agreement amends the original employment agreement dated April 27, 2016 (the “original agreement”) agreement, as follows: (i) Mr. Holt is now employed as the Company’s President, in addition to serving as the Company’s Chief Executive Officer since August 9, 2016, (ii) the term of Mr. Holt’s original agreement is extended by one year (now ending on December 31, 2018), (iii) the increase in Mr. Holt’s base salary to $375,000, retroactive to August 9, 2016, from $325,000, (iv) beginning with 2017, Mr. Holt’s annual cash bonus is increased to 50% from 40% of his then-current base salary, still dependent upon the attainment of certain corporate and individual performance goals, (v) for service in 2016 only, his bonus is at the discretion of the Company’s compensation committee but will not be less than $46,875, and (vi) in the event of a Change of Control (as defined in the restated agreement) in which the Company’s successor does not elect to assume Mr. Holt’s employment agreement, the Company will continue to pay Mr. Holt’s base salary for a period of 12 months and will pay him any bonus payments he earned prior to the date of the Change of Control. Additionally, he will be entitled to COBRA continuation coverage following his termination, the first three months of which will be paid for by the Company.

The other terms and conditions of the restated agreement are materially consistent with the terms and conditions of Mr. Holt’s original agreement.

The preceding description of Mr. Holt's restated agreement is qualified in its entirety by reference to the restated agreement, which is attached hereto as Exhibit 10.3.

Item 8.01	Other Events.

On January 6, 2017, the Company sold the assets of 6 of its 11 clinics in the Chicago area for a nominal amount to a partnership that includes existing Company franchisees. The partnership will continue to operate the clinics as The Joint Chiropractic™ franchised locations pursuant to a franchise agreement. The regional developer rights were sold to the partnership for $300,000, and pursuant to the regional developer agreement, the partnership has agreed to open a minimum of 30 Chicago area clinics over the next 10 years, with plans to open 5 to 10 clinics over the next 18 months. The Company has consolidated and will close the remaining 5 Chicago-area clinics, as well as 3 Company-managed clinics in upstate New York.

On January 9, 2017, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the sale of the 6 Chicago-area clinics and the Chicago-area regional developer rights, the consolidation and closing of the remaining 5 Chicago-area clinics and 3 Company-managed upstate New York clinics, and the Company’s new $5,000,000 line of credit. The preceding description of the press release is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Credit and Security Agreement dated as of January 3, 2017 by and between The Joint Corp., a Delaware corporation, and Tower 7 Partnership LLC, an Ohio limited liability company

10.2	Revolving Credit Note, dated January 3, 2017, by The Joint Corp. in favor of Tower 7 Partnership LLC

10.3	Amended and Restated Employment Agreement dated January 3, 2017 between The Joint Corp., a Delaware corporation, and Peter Holt

99.1	Press release dated January 9, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2017.

The Joint Corp.

By:	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer